                                                                    EXHIBIT 99.6

                         NOTICE OF GUARANTEED DELIVERY
                              FOR TENDER OF SHARES
                                OF COMMON STOCK
                                       OF
                        DYNAMICS CORPORATION OF AMERICA

    As set forth in "Other Terms of the Merger and the Merger Agreement--Procedures for Cash Election" of the Joint Proxy Statement/Prospectus (as defined below), this form, or a form substantially equivalent to this form, must be used to make an election to receive Cash Consideration or Stock Consideration (as these terms are defined in the Joint Proxy Statement/Prospectus) (an "Election") if the certificates representing shares of common stock (the "Shares") of Dynamics Corporation of America (the "Company") are not available or, in the case of elections to receive Cash Consideration, time will not permit all required documents to reach the Exchange Agent prior to the Election Deadline (as defined in the Joint Proxy Statement/Prospectus) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Exchange Agent and must include a guarantee by an Eligible Institution (as defined below). See "Other Terms of the Merger and the Merger Agreement -- Procedures for Cash Election" of the Joint Proxy Statement/Prospectus.

                    THE EXCHANGE AGENT FOR THE ELECTION IS:
                      STATE STREET BANK AND TRUST COMPANY

          BY HAND:                 BY OVERNIGHT COURIER:                BY MAIL:
   Securities Transfer and           State Street Bank              State Street Bank
  Reporting Services, Inc.           and Trust Company              and Trust Company
     One Exchange Plaza          Corporate Reorganization       Corporate Reorganization
   55 Broadway, 3rd Floor               Department                     Department
  New York, New York 10006           70 Campanelli Dr.                P.O. Box 9061
                                 Braintree, Massachusetts         Boston, Massachusetts
                                           02184                       02205-9061

                           BY FACSIMILE TRANSMISSION:
                        (for Eligible Institutions Only)
                                 (617) 794-6333

                 CONFIRM FACSIMILE BY TELEPHONE (CALL COLLECT)
                                 (617) 794-6388

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A FORM OF ELECTION/LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE FORM OF ELECTION/LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby delivers to CTS Corporation, an Indiana corporation ("CTS"), upon the terms and subject to the conditions set forth in the Joint Proxy Statement/Prospectus, dated September 2, 1997 of CTS and the Company (the "Joint Proxy Statement/Prospectus"), and the related Form of Election/Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of DCA Shares specified below pursuant to the guaranteed delivery procedures described in "Other Terms of the Merger and the Merger Agreement -- Procedures for Cash Election" of the Joint Proxy Statement/ Prospectus.


  (Please Type or Print)                         Names of Registered Holder(s):
  Number of DCA Shares:
  Certificate Nos. (if available):
  If DCA Shares will be tendered by book-        Address:
  entry transfer, check one box
  / / The Depositary Trust Company
  / / Philadelphia Depositary Trust Company
  Account Number                                 Area Code and Telephone Number:

  PLEASE SIGN HERE:
  X
  X
                   (Signature(s))                                    (Dates)

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program ("Eligible Institution"), hereby (a) represents that the tender of DCA Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees that either the certificates representing the DCA Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such DCA Shares into the Exchange Agent's account (pursuant to procedures set forth in "Other Terms of the Merger and the Merger Agreement -- Procedures for Cash Election" in the Joint Proxy Statement/Prospectus), with Form of Election/Letter of Transmittal, will be received by the Exchange Agent at one of its addresses set forth above no later than 5:00 p.m. New York City time on the third business day after the Form of Election/Letter of Transmittal is received by the Exchange Agent. The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates for DCA Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm                                   (Authorized Signature)
Address                                        (Please Print Name)
(City, State, Zip Code)                        (Title)

(Area Code and Telephone Number)               (Date)

              DO NOT SEND DCA SHARE CERTIFICATES WITH THIS NOTICE.
            DCA SHARE CERTIFICATES SHOULD BE SENT WITH YOUR FORM OF
                        ELECTION/LETTER OF TRANSMITTAL.

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